WARRANT AGREEMENT

                                     Between

              IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.,
                           IMPERIAL CAPITAL GROUP, LLC

                                       And

                          ON STAGE ENTERTAINMENT, INC.
                           Dated as of March 13, 1998



THE WARRANTS AND WARRANT SECURITIES TO BE RECEIVED UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE WARRANTS AND WARRANT SECURITIES, AS THE CASE MAY BE, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT TO THE WARRANTS AND WARRANT SECURITIES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

                                WARRANT AGREEMENT


         THIS WARRANT AGREEMENT (this "Agreement") is dated as of the 13th day of March, 1998, by and among ON STAGE ENTERTAINMENT, INC., a Nevada corporation, IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP., a Maryland corporation ("ICCMIC") and IMPERIAL CAPITAL GROUP, LLC, a California limited liability company ("ICLLC").

         WHEREAS, the Company has agreed to grant to ICCMIC and ICLLC common stock warrants in the form attached as Exhibit A hereto (the "Warrants") to acquire shares of the Company's Common Stock, $.01 par value per share. This Agreement sets forth certain rights and obligations of the Company and the Holders with respect to the Warrants.

         NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  mutual
covenants,   representations,   warranties  and  agreements  contained  in  this
Agreement, the parties hereto agree as follows:

                                 I. DEFINITIONS

         Section I.1 Defined Terms. As used in this Agreement, the following capitalized terms shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined.

         "Common Stock" shall mean the common stock, par value $.01, of the Company.

         "Common Stock Equivalents" shall mean all options, warrants (including the Warrants), convertible securities, securities and other rights (in each case whether now existing or hereafter issued or arising) to acquire from the Company shares of Common Stock (without regard to whether such options, warrants, convertible securities, securities and other rights are then exchangeable, exercisable or convertible in full, in part or at all), including without limitation, those listed on Schedule A hereto.

         "Company"   shall  mean  On  Stage   Entertainment,   Inc.,   a  Nevada
corporation, and any permitted successor or assign.

         "Dividend" means, as to any Person (as hereinafter defined), any declaration or payment of any dividend (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in, the holder of any shares of capital stock of such Person.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor provisions thereto.

         "Exercise Price" shall have the meaning given in each Warrant. The Exercise Price and the number of shares of Common Stock purchasable pursuant to the Warrants shall be subject to adjustment from time to time as hereinafter set forth in Article V hereof, provided, however, that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the Exercise Price then in effect shall be changed by one percent or more, but any adjustment that would otherwise be required to be made but for this provision shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to one percent or more, or immediately prior to the exercise of any Warrants if prior thereto.

         "Exercise Quantity" shall mean the number of shares of Common Stock, determined from time to time taking into account all shares of Common Stock theretofore issued upon exercise of the Warrants, required to be issued by the Company to the Holders of the Warrants. Exercise Quantity shall have the meaning given in each Warrant, and may be adjusted from time to time, pursuant to the provisions of the Warrants and this Agreement.

         "Fair Value" as of a particular date shall mean the last sale price of the Common Stock as reported on a national securities exchange or on the NASDAQ National Market System or SmallCap Market, or, if a last sale reporting quotation is not available for the Common Stock, the average of the bid and asked prices of the Common Stock as reported by NASDAQ or on the NASD's OTC Bulletin Board Service, or if not so reported, as listed in the National Quotation Bureau, Inc.'s "Pink Sheets." If such quotations are unavailable, or with respect to other appropriate security, property, assets, business or entity, "Fair Value" shall mean the fair value of such item as determined by mutual agreement reached by the Holder and the Company or, in the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the procedures set forth in the immediately succeeding three paragraphs. Notwithstanding the foregoing, if as part of the consideration in a transaction in which the Company acquires, directly or indirectly, all or substantially all of the assets or capital stock or other evidence of ownership of the equity of a Person, the Company issues shares of Common Stock as to which, for purposes of recording acquisition goodwill only, generally accepted accounting principles require the Company to record the value of the Common Stock so issued at a value that otherwise would not be Fair Value hereunder, such acquisition goodwill will be added to the value recorded for such shares of Common Stock to determine Fair Value for the issuance of such shares of Common Stock hereunder.

         In the case of any event which gives rise to a requirement that the Company and the Holder mutually determine "Fair Value" pursuant to this Agreement, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within sixty (60) days following such event and if the procedures contemplated herein in connection with determining Fair Value have not been complied with fully, then any such determination of Fair Value for an), purpose of this Agreement shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. Upon the occurrence of an event requiring the determination of Fair Value, the Company shall give the Holder(s) of the Warrants notice of such event, and the Company and the Holders shall engage in direct good faith discussions to arrive at a mutually agreeable determination of Fair Value.

         In the event the Company and the Holder(s) (as hereinafter defined) are unable to arrive at a mutually agreeable determination within thirty (30) days of the notice, the Company and the Holder(s) of the Warrants (who, if more than one, shall agree among themselves by a majority) shall each retain a separate independent investment banking firm of national reputation. Such firms shall jointly determine the Fair Value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such Holder within thirty (30) days of their retention. In no event shall the marketability, or lack thereof, or lack of registration of a security be a factor in determining the "Fair Value" of such security.

         If such firms cannot jointly make each determination within such 30-day period, then, unless otherwise directed by agreement of the Company and the Holder(s) of a majority or more of the Warrants, such firms, in their sole discretion, shall choose another independent investment banking firm of the Company or such Holder(s), which firm shall make such determination and render such an opinion. In either case, the determination so made shall be conclusive and binding on the Company and such Holder(s). The fees and expenses of all investment banking firms retained pursuant to this provision shall be borne by the Company.

         "Funding Failure" shall mean the failure of ICCMIC to fund at least $3 million of Additional Loans (as defined in the Loan Agreement) pursuant to and in accordance with Section 11 of the Loan Agreement, other than because of a breach by ICCMIC of its obligation, if any, to fund such Additional Loans.

         "Holder" or "Holders" shall mean the Persons(s) then registered as the owners of the Warrants or Warrant Securities, as the case may be, on the books and records of the Company.

         "Loan Agreement" shall mean that certain Loan Agreement made as of this 13th day of March, 1998, by and among Wild Bills California Inc., a Nevada corporation, Blazing Piano's, Inc., a Nevada corporation, King Henry's, Inc., a Nevada corporation and Fort Liberty, Inc., a Nevada corporation, and ICCMIC, as lender.

         "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and any successor provisions thereto.

         "Subsidiary" of any Person means (I) a corporation, association or other business entity of which more than 50% of the total voting power of all classes of the outstanding voting stock is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) and (iii) any other Person not described in clauses (I) and (ii) above and designated by the Board of Directors of such Person as a Subsidiary in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, owns 50% ownership and the power, pursuant to a written contract or agreement, to direct the policies and management of the financial and other affairs thereof.

         "Warrant Securities" shall mean the shares of Common Stock (or other securities representing Common Stock) purchasable or purchased from time to time under the Warrants, subject to modification and adjustment as provided in
Article V hereof.

                                  II. WARRANTS

         The Company hereby grants to ICCMIC, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, a Warrant substantially in the form attached as Exhibit A initially exercisable to purchase an aggregate of 325,000 shares of common stock for an initial Exercise Price of $4.44 per share. The Company hereby grants to ICLLC, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, a Warrant substantially in the form attached as Exhibit A hereto initially exercisable to purchase an aggregate of 250,000 shares of Common Stock at an Exercise Price of Common Stock for an initial Exercise Price of $4.44 per share. The Company further agrees that in the event that a Funding Failure shall occur, the Company, within five days of the occurrence of such Funding Failure, shall grant to ICCMIC an additional Warrant substantially in the form attached as Exhibit A hereto initially exercisable to purchase an aggregate of 25,000 shares of Common Stock at an exercise price equal to the Fair Value per share on the date of any such grant (such number of shares and exercise price being subject to adjustment at any time prior to issuance in accordance with the terms of Article V hereof). Holder and any subsequent Holder of the Warrants and of Warrants Securities shall have the rights and obligations provided for in the Warrants and in this Agreement.

               III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants as follows:

         (a) The execution and delivery of this Agreement and the Warrants have been duly and properly authorized by all requisite corporate action of the Company and its board of directors, and no consent other than that of Whale Securities Co., L.P., which consent has been obtained is required as a prerequisite to the validity, enforceability and performance of this Agreement and the Warrants that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Agreement and the Warrants and to perform its obligations hereunder and thereunder. When issued and delivered pursuant to this Agreement, the Warrants will have been duly executed. issued and delivered and will constitute valid and legally binding obligations of the Company and the Holder will be entitled to the benefits provided herein and therein.

         (b) The Company is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects its right or ability to execute and deliver this Agreement or the Warrants or to perform any obligation hereunder or thereunder (including, without limitation, issuance of the Warrant Securities) except for those for which a consent or approval has been obtained. Neither the execution or delivery of this Agreement or the Warrants, nor compliance therewith (including without limitation, issuance of the Warrant Securities), will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any material lien upon any assets or properties of the Company under, or require any consent, approval, or other action by, notice to or filing with any court or government agency or division pursuant to the Articles of Incorporation or By-laws of the Company, as currently in effect any decree or order of any court or regulatory authority, any award of any arbitrator, or any material agreement, instrument or law to which the Company is subject or by which it or its assets or properties are bound.

         (c) As of the date of this Agreement, without giving effect to the transaction between the Company and Gedco USA, Inc. (and certain affiliates thereof) and the issuances contemplated hereby the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, 6,584,480 of which are currently issued and outstanding, and 1,000,000 shares of Preferred Stock, none of which has been designated or which is currently issued or outstanding. Other than the Warrants and as listed on Schedule A, there are no subscriptions, Common Stock Equivalents, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible into or exchangeable for, any Common Stock or Common Stock Equivalents. The Company has reserved for issuance a sufficient number of shares of Common Stock to permit the exercise in full of all of the outstanding Common Stock Equivalents, including without limitation the Warrants, and for any Common Stock Equivalents or shares of Common Stock which are issuable, but which have not been issued, pursuant to any equity incentive, stock option, restricted stock or similar plan.

         (d) All of the outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities law registration requirements (including, without limitation, any requirements pursuant to Section 5 of the Securities Act), or pursuant to valid exemptions therefrom.

         (e) Schedule A contains a true and correct list of all outstanding Common Stock Equivalents and the exercise or conversion price thereof. Neither the issuance or the exercise of the Warrants will result in any change in the exercise or conversion price or the number of shares issuable upon the exercise of any of the outstanding Common Stock Equivalents.

         (f) There are no restrictions upon the voting or transfer of any shares of the Common Stock pursuant to the Company's Articles of Incorporation, Bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which the Company is bound. There are no voting, trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company to which the Company is a party or of which it knows, should reasonably know or has received notice.

         (g) The Company has filed all of the SEC Reports required to be filed by it. The SEC Reports and the Registration Statement (i) were each prepared in accordance with, and at the time of filing complied with, the requirements of all applicable rules and regulations and (ii) did not at the time they were filed contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statement therein, in the light of the circumstance under which they were made, not misleading. Each of the financial statements (including, in each case, any related notes thereto) contained in the SEC Reports has been prepared in accordance with generally accepted accounting principals consistently applied, and each presents fairly the financial position of the Company at the respective dates thereof and the consolidated results of its operations and changes in cash flow for the periods indicated, except that the unaudited interim official statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. "SEC Reports" means all forms, reports, statements and documents required to be filed by the Company with the SEC since August 14, 1 998, The "Registration Statement" means the Registration Statement on Form SB-2 initially filed by the Company on April 7, 1997, as amended.

                                  IV. COVENANTS

         IV.1 Covenants of the Company. The Company hereby covenants and agrees that, during the term of this Agreement, for so long as any Warrants are outstanding unless Holders of outstanding Warrants issued to the Purchasers and evidencing two-thirds of the Warrants then outstanding agree otherwise in writing:

         (a) Each of the Warrant Securities issued and delivered upon the exercise of the Warrants and payment of the Exercise Price will be duly and validly authorized and issued, will be fully paid and non-assessable, and will not be subject to any unpaid tax of the Company or any lien imposed on or created by the Company, whether respecting their issuance to and purchase by the Holder of the Warrants or otherwise. The Company will take all such actions as may be necessary to assure that all such Warrant Securities may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Warrant Securities may be listed.

         (b) The Company shall not take any action, including, without limitation, amending its articles of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, to avoid or seek to avoid the observance or performance of any of the terms of the Warrant or impair the ability of the Holder(s) to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holders against impairment.

         (c) Upon the request of any Holder, the Company will at any time during the period a Warrant is outstanding acknowledge in writing, in form satisfactory to such Holder, the continuing validity of such Warrant and the obligations of the Company thereunder and hereunder.

         (d) The Company shall reserve and at all times keep available for issuance an authorized number of shares of Common Stock or other Warrant Securities sufficient to permit the full and immediate exercise of the Warrants and the full and immediate exercise, exchange and conversion of all other securities, options, warrants and other rights issued or granted by the Company.

         (e) The Company shall not permit the par value of its Common Stock to exceed, at any time, the Exercise Price and shall take all such actions as may be necessary or appropriate to ensure that it does not do so.

         (f) As soon as practicable, the Company shall, upon request deliver to any Holder(s) of the Warrants and the Warrant Securities copies, if such documents are filed with the Securities and Exchange Commission (the "SEC") or other governmental agency or division or other regulatory authority, of (i) all annual, quarterly and monthly financial statements made available by the Company to its shareholders, (ii) all reports, notices and proxy or information statements sent or made available generally by the Company to its shareholders, and (iii) all regular and periodic reports and all registration statements, prospectuses and other information filed by the Company with the SEC, relevant state authorities or any securities exchange, securities quotation system or other self-regulatory organization.

         (g) The Company shall cooperate with the Holder(s) of the Warrants and the Warrant Securities in supplying such information as may be reasonably necessary for the Holder(s) to complete and file any information or other reporting forms from time to time required by the Commission, relevant state authorities or any securities exchange, securities quotation system or other self-regulatory organization, including, without Stations information pertaining to or required for the availability of any exemption from the securities laws for the sale, transfer or other disposition of the Warrants or any of the Warrant Securities.

         IV.2 Listing on the Securities Exchange. The Company shall, at its expense, list on any securities exchange or NASDAQ where it lists its Common Stock, and maintain and increase when necessary such listing of all outstanding Warrant Securities so long as any shares of Common Stock shall be so listed. The Company shall also so list on each securities exchange or NASDAQ, and will maintain such listing of, any other securities which the Holder(s) shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange or NASDAQ by the Company.

                                 V. ANTIDILUTION

         V.1 Covenant. For a period of three (3) years (five (5) years for John Stuart, members of his family, trusts for the benefit of any of them, or any of their respective affiliates) after the date hereof, the Company shall not in any manner (i) issue or sell any shares of its Common Stock (other than shares of Common Stock issued pursuant to and in accordance with the Company's stock and equity incentive plans, set forth in Schedule A, attached hereto and incorporated herein by this reference, each as in effect on the date hereof, the shares of Common Stock issued upon the exchange, exercise and conversion of Common Stock Equivalents issued and outstanding as of the date hereof as set forth in Schedule A, shares of Common Stock issued upon the exchange, exercise and conversion of any other Common Stock Equivalent where the aggregate amount received or receivable by the Company as consideration for the issue, sale or grant of such Common Stock Equivalent, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exchange, exercise or conversion thereof, is at least equal to Fair Value as determined at the time of such issuance or sale) and shares of Common Stock issued pursuant to any stock dividend for less than Fair Value as determined at the time of such issuance or sale, or (ii) grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase Common Stock Equivalents, or issue or sell (whether directly or by assumption in a merger or otherwise) Common Stock Equivalents (in each case other than Common Stock Equivalents granted or issued pursuant to and in accordance with the Company's stock and equity incentive plans set forth in Schedule A, each as in effect on the date hereof), where the price per share for which Common Stock is issuable upon exercise, conversion or exchange of such Common Stock Equivalents (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issue, sale or grant of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents) shall be less than the Fair Value (after taking into account any consideration received by the Company with respect to the exercise or conversion of any Common Stock Equivalents) on the date of such issue, sale or grant, whether or not the rights to exercise, exchange or convert thereunder are immediately exercisable.

         V.2 Record Date. In case at any time the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents, then such record date shall be deemed to be the date of the issue or sale of the shares of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         V.3 Certain Dividends. In case the Company shall pay a dividend or make any other distribution upon any stock of the Company payable in: Common Stock, Common Stock Equivalents, other shares of its capital stock, assets, rights, warrants or options (excluding (i) dividends or distributions payable in cash out of the current year's or retained earnings of the Company, (ii) distributions relating to subdivisions and combinations covered by Section 5.04,
(iii) distributions relating to reclassifications, changes, consolidations, mergers, sales or conveyances covered by Section 5.05 and (iv) rights, warrants or options to purchase or subscribe for shares of Common Stock or Common Stock Equivalents covered by Section 5.01), then in each such case (A) the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be (x) the total number of shares of Common Stock then outstanding multiplied by the Fair Value per share of Common Stock on the record date mentioned below, less (y) the Fair Value as of such record date of said shares of stock, evidences of indebtedness or assets so paid or distributed or of such rights, warrants or options, and the denominator of which shall be the total number of shares of Common Stock then outstanding multiplied by the Fair Value per share of Common Stock on the record date mentioned below, and (B) the Exercise Quantity shall be adjusted to equal the number obtained by dividing (x) the Exercise Price in effect immediately prior to such dividend or distribution multiplied by the Exercise Quantity immediately prior to such dividend or distribution by (y) the Exercise Price
resulting  from  the  adjustment  made  pursuant  to  clause  (A)  above.   Such
adjustments shall be made whenever any such dividend is paid or such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

         In the event that the Company shall make a dividend or any other distribution upon the stock of the Company payable in stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price, the Holder of this Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 5; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant upon the exercise of this Warrant.

         V.4 Subdivision or Combination of Shares. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Securities purchasable hereunder shall be proportionately increased. In case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, but in no event to greater than the aggregate Exercise Price of all Warrant Securities in effect on the date hereof, and the number of Warrant Securities purchasable hereunder shall be proportionately reduced.

         V.5 Reorganization, Merger, etc. In case of any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as provided in Section 5.04), any consolidation, merger or business combination of the Company with another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities or assets (including, but not limited to, cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Securities immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of Warrant Securities purchasable upon the exercise of this Warrant and for the registration of the Warrant Securities to the extent provided herein shall thereafter be applicable, as nearly as may be possible, in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by a written, valid and binding instrument (which instrument shall be sent to each registered Holder before or subsequent to such consummation), the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of all of the provisions of this Agreement to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder. The provisions of this Section 5.05 shall similarly apply to successive reorganizations, recapitalizations, consolidations, mergers, business combinations, sales, conveyances or similar transactions.

         V.6 Purchase of Common by the Company. If the Company at any time or from time to time after the date hereof shall, directly or indirectly, including through a Subsidiary or otherwise, purchase, redeem or otherwise acquire (a "Repurchase") any of its Common Stock or Common Stock Equivalents at a price per share (in the case of Common Stock Equivalents, assuming conversion or exercise thereof in full, and adding to the price payable any amount payable in connection with the exercise or conversion thereof) greater than the Fair Value, then the Exercise Price upon each such Repurchase shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the such Repurchase plus the number of shares of Common Stock issuable upon the exercise or conversion of any Common Stock Equivalents then exercisable or convertible minus the number of shares of Common Stock which the aggregate consideration for total repurchased Common Stock would purchase at the Fair Value; and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Repurchase plus the number of shares of Common Stock issuable upon the exercise or conversion of any Common Stock Equivalents then exercisable or convertible. Upon any such adjustment of the Exercise Price, the Exercise Quantity shall be adjusted to equal the number obtained by dividing (x) the Exercise Price in effect immediately prior to such Repurchase by the Exercise Quantity immediately prior to such Repurchase by (y) the Exercise Price resulting from the adjustment made pursuant hereto.

         V.7 Exceptions to Adjustment. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price or the number of shares issuable hereunder in the case of the issuance of the Warrants or Warrant Securities.

         V.8 Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition (but not the cancellation) of any such shares shall not be considered an issue or sale of the Common Stock for the purposes of Article V.

         V.9 Company to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Company or any of its subsidiaries, which are not adequately covered by the provisions of this Article V, or which might materially and adversely affect the exercise rights of the registered Holders, the Board of Directors of the Company shall appoint a firm of independent certified public accountants, which may be the firm regularly retained by the Company, which shall give their opinion upon the adjustment if any, necessary with respect to the Exercise Price, on a basis consistent with the standards established in the other provisions of this Article V, so as to preserve, without dilution, the exercise rights of the registered Holders. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

         V.10 Adjustment Notices to Holder. Upon any increase or decrease in the number of Warrant Securities purchasable upon the exercise of this Warrant or upon any adjustment in the Exercise Price, then, and in each such case, the Company shall promptly deliver written notice thereof to each Holder, which notice shall state the increased or decreased number of Warrant Securities purchasable upon the exercise of this Warrant setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Such notice shall also contain a certificate of the Company's President or Chief Financial Officer as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculation have been made in accordance with the terms hereof.

                             VI. REGISTRATION RIGHTS

         VI.1 Piggyback Registration Right. From and after January 1, 1999, and so long as any Warrant or Warrant Securities are outstanding, if the Company proposes to register any shares of Common Stock under the Securities Act or any applicable state securities laws on a form which permits inclusion " of warrant shares (whether such registration is being made on behalf of the Company and/or on behalf of any of its security holders), the Company shall give prompt notice to the Holder and will include in such registration (the "Piggyback Registration"), subject to the allocation provisions discussed in Sections 6.03 and 6.04, all Warrant Securities with respect to which the Company has received written requests for inclusion within 30 days after such notice is given by the Company.

         VI.2 Expenses. In all Piggyback Registrations, the Company will pay the expenses related to registration of the Warrant Securities; provided, however, the Holder shall pay the underwriting commissions related to the registration of the Warrant Securities.

         VI.3     Cut-Backs.

         (a) If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the Company in writing that in the underwriter's opinion the number of securities to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company will allocate the securities to be included as follows: first, the securities the Company proposes to sell on its own behalf, and second, pro rata on the basis of the number of shares of common Stock owned among the Holders of Warrant Securities and the other Persons selling in such registration.

         (b) If a Piggyback Registration is initiated as an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriter advises the Company in writing that in the underwriter's opinion the number of securities to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company will allocate the securities to be included as follows: pro rata on the basis of the number of shares of Common Stock owned among the Holders of Warrant Securities and the other Persons selling in such registration.

         VI.4 Selection of Underwriter. If any Piggyback Registration is underwritten, the selection of investment bank(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by the Company provided that such underwriter is of nationally recognized standing, including, without limitation, Whale Securities Co., L.P.

         VI.5 Sale of Warrants to Underwriters. Notwithstanding anything herein or in any Warrant to the contrary, in lieu of exercising a Warrant prior to or simultaneously with the filing or the effectiveness of any registration statement, the Holder may sell the Warrant to the underwriter of the offering being registered if such underwriter consents thereto and if such underwriter undertakes to exercise such Warrant before making any distribution pursuant to such registration statement and to include the Warrant Securities among the securities being offered pursuant to such registration statement. The Company agrees to use its best efforts to cause the Warrant Securities to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

         VI.6 Procedures. Whenever the Company is required to include Warrant Securities in a registration statement, the Company will, as expeditiously as possible:

                           (i) furnish to counsel for any Holder of Warrant Securities copies of all documents proposed to be filed in connection with such registration;

                           (ii) furnish to each Holder of Warrant Securities such number of copies of the registration statements, each amendment and supplement thereto, the prospectus included in the registration statement (including each preliminary prospectus), and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Securities so registered;

                           (iii) use reasonable efforts to register or qualify all the Warrant Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder of such Warrant Securities shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the Warrant Securities covered by such registration statement; provided, however, that the Company shall not be required to (a) qualify to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for this subparagraph, (b) subject itself to taxation in any such jurisdiction, or (c) consent to general service of process in any such jurisdiction;

                           (iv) notify each Holder of Warrant Securities at any time when a prospectus relating to their Warrant Securities covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of any such Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Warrant Securities covered by such registration statement or such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                           (v) make available for inspection by any Holder of Warrant Securities and any underwriter, attorney, accountant or other agent retained by any such Holder, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to provide access to all nonconfidential information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

         VI.7     Indemnification.

         (a) Indemnification by the Company. In the event of any registration of any Warrant Securities under the Securities Act, the Company, to the extent permitted by law, shall indemnify and hold harmless the Holder of such Warrant Securities included therein, each underwriter (as defined in the Securities
Act), each other person and entity who participates in the offering of such Securities, and each other person and entity, if any, who controls (within the meaning of the Securities Act) such Holder, underwriter or participating Person (collectively "Offering Participants"), against any losses, claims, damages or liabilities, joint or several, to which such Offering Participant may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any Warrant Securities being registered, or any amendment or supplement thereto (collectively "Offering Documents"), (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(3) any alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement, and shall reimburse each such Offering Participant for any legal or other expenses reasonably incurred by such Offering Participant in connection with investigating or defending any such loss, damage, liability or action; provided, however, that the Company shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Offering Document in reliance upon and in conformity with written or oral information furnished to the Company by such Holder, specifically for use therein.

         (b) Indemnification by Holder. Each Holder, by acceptance of a Warrant, severally and not jointly, shall indemnify and hold harmless each other holder of securities included in a registration statement, the Company, its directors and officers, and each other Offering Participant (collectively, "Other Participants") against any losses, claims, damages, or liabilities, joint or several, to which any such Other Participants may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1). any alleged untrue statement of any material fact contained, on the effective date thereof, in any Offering Document, or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case to the extent, and only to the extent, that such alleged untrue statement or alleged omission was made in reliance upon and in conformity with written or oral information furnished to the Company by such Holder specifically for use therein, and then in the case of indemnification hereunder other than under the Securities Act only to the extent that such alleged untrue statements or alleged omissions by such Holder were not based on the authority of an expert as to which such Holder had no reasonable ground to believe, and did not believe. that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact. Notwithstanding the foregoing provisions of this Subsection (b), no Holder shall be required to pay under such provisions an amount in excess of the proceeds (net of underwriter discounts) received by such Holder in payment for the Warrant Securities sold by him in such offering.

         (c) State Securities Laws. Indemnification similar to that specified in Sections 7.07(a) and (b) shall be given by the Company and each Holder (with such modifications as shall be appropriate) covered by any registration or other qualification of Securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Agreement.

         (d) Not Limited By Investigation. The indemnification provided for under this Section 7.07 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Warrant Securities.

                VII. TRANSFER OF WARRANTS AND WARRANT SECURITIES

         VII.1 Transfer. Except as set forth in Section 7.02 below, the Warrants and all rights thereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of such Warrant at the office of the Company maintained for such purpose, together with a written assignment of such Warrant duly executed by the Holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. The Company may (but shall not be obligated to) treat the bearer of a Warrant endorsed in blank for transfer as the absolute owner of such Warrant for all purposes and the Company shall not be affected by any notice to the contrary. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. The transferred Warrant, if properly assigned in compliance herewith, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued. The Company will not close its stock transfer books against a transfer of the Warrants or any exercise of the Warrants. Any such transfer or exercise tendered while such stock transfer books shall be closed shall be deemed effective immediately prior to such closure.

         Subject to Section 7.02 below, the Warrants may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder thereof or its agent or attorney. Subject to compliance with this, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         The Company shall pay all expenses, taxes (other than income taxes or transfer taxes, if any, of the transferee) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section. The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants. Notwithstanding any provision to the contrary contained herein, the Warrants and the Warrant Securities shall be transferable only in compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Warrant or any Warrant Securities.

         VII.2 Transfer Restrictions. Neither this Warrant Agreement, the Warrants nor the Warrant Securities, when issued, has been registered under the Securities Act or under the securities laws of any state. Neither this Agreement, the Warrants nor the Warrant Securities. when issued, may be transferred: (a) if such transfer would constitute a violation of any federal or state securities laws or a breach of the conditions to any exemption from registration thereunder and (b) unless and until one of the following has occurred: (i) registration of the Warrants or the Warrant Securities, as the case may be, under the Securities Art, and such registration or qualification as may be necessary under the securities law of any state, have become effective,
(ii) the Holder has delivered an opinion of counsel or other evidence reasonably satisfactory to the Company that such registration or qualification is not required or (iii) such transfer would be permitted under Rule 144 under the Securities Act.

         Each certificate for Warrant Securities issued upon exercise of a Warrant and each certificate issued to a subsequent transferee, unless at the time of exercise such Warrant Securities are registered under the Securities Act, shall bear a legend substantially in the following form (and any additional legends required by applicable law) on the face thereof;

         THE WARRANT SECURITIES TO BE RECEIVED UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE WARRANT SEC MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT TO THE WARRANT SECURITIES UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

         VII.3 Replacement of Instruments. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Securities, and (a) in the case of loss, theft or destruction, upon receipt by the Company of indemnity reasonably satisfactory to it (provided that, if the owner of the same is a commercial bank or an institutional lender or investor, its own agreement of indemnification shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its expense, will execute register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants or Warrant Securities.

                               VIII0 MISCELLANEOUS

         VIII.1 Term. Except as otherwise expressly provided in this Agreement or the Warrants, this Agreement shall expire seven (7) years after the date hereof, provided that the Company's obligations to honor an exercise of the Warrants given prior to such expiration or to perform any obligation continue and survive notwithstanding the expiration of this Agreement.

         VIII.2 No Waiver Under Other Agreements. The terms and provisions contained in this Agreement are not intended and shall not be construed to waive, modify, repeal, stay, diminish or otherwise impair or affect in any manner whatsoever any right or remedy of Holder or the Holder(s) under the Company's Articles of Incorporation, By-laws or similar agreements, or any other agreements between the Company and/or its affiliates and Holder or any right or remedy at law or in equity.

         VIII.3 Reliance. Each party to this Agreement shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication reasonably believed by that party to be genuine and to have been signed, sent or made by the proper Person or Persons.

         VIII.4 Notice. All notices and other communications provided for or permitted hereunder shall be made in writing and be by hand-delivery or certified mail, return receipt requested, or by telecopy:

         (a)      if to ICCMIC to:

                           Imperial Credit Commercial Mortgage Investment Corp. 11601 Wilshire Blvd.
                           Suite 2080
                           Los Angeles, California 90025
                           Fax: 310-231-1281
                           Attention: President

                  if to ICLLC to:

                           Imperial Capital, LLC
                           150 S. Rodeo Drive
                           Suite 100
                           Beverly Hills, California 90212
                           Fax: 310-246-3672
                           Attention: President

or to a subsequent Holder of Warrants or Warrant Securities issued pursuant to the exercise of the Warrants, at the most current address given by such Holder to the Company in writing; or

         (b)      if to the Company:

                           On Stage Entertainment, Inc.
                           4625 W. Nevso Drive
                           Las Vegas, Nevada 89103
                           Fax: 702-257-2367
                           Attention: President

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed, when receipt is acknowledged, if telecopied, or the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         VIII.5 Enforcement. The Company acknowledges that the Holders may proceed to exercise or enforce any right, power, privilege, remedy or interest that they may have under this Agreement or applicable law without notice, except as otherwise expressly provided herein, without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that they may have against or in respect of any other party, or any other Person or thing, and without regard to any act or omission of such party or any other Person.

         VIII.6 Equitable Relief. Each party acknowledges and agrees that it would be impossible to measure in money the damage in the event of a breach of any of the terms and provisions of this Agreement by any party hereto, and that, in the event of any such breach, there may not be an adequate remedy at law, although the foregoing shall not constitute a waiver of any of the party's rights, powers, privileges and remedies against or in respect of a breaching party, any other person or thing under this Agreement or applicable law. It is therefore agreed that, in addition to all other such rights, powers, privileges and remedies that it may have, each party shall be entitled to injunctive relief, specific performance or such other equitable relief as such party may request to exercise or otherwise enforce any of the terms and provisions of this Agreement and to enjoin or otherwise restrain any act prohibited thereby.

         VIII.7   Interpretation; Heading Severability.

         (a) The parties acknowledge and agree that since each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, the normal rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and its terms and provisions shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

         (b) The Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (c) In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, determination shall not impair or otherwise affect the validity, legality or enforceability: (I) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the superseded, invalid, illegal or otherwise unenforceable term or provision were modified to the extent required to permit such provision to be not superseded, invalid, illegal or unenforceable, or (ii) by or before any other authority or any of the terms and provisions of this Agreement.

         (d) If any period of time specified in this Agreement expires on a day that is not a Business Day, that period shall be extended to and expire on the next succeeding Business Day.

         VIII.8 Survival of Covenants. Each of the covenants and other agreements of the parties contained in this Agreement shall be absolute and, except as otherwise expressly provided, unconditional, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the term of this Agreement has expired, and thereafter with respect to events occurring prior thereto.

         VIII.9 No Required Exercise. No term or provision of the Warrants or this Agreement is intended to require, nor shall any such term or provision be construed as requiring, any Holder of the Warrants to exercise or sell the Warrants.

         VIII.10 Binding Effect. This Agreement shall be binding upon and enforceable against the parties hereto and their respective successors and assigns.

         VIII.11 No Waiver by Action. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any term or provision of this Agreement (except as otherwise expressly provided herein) shall not affect its right at a later time to enforce any such provision.

         VIII.12 Waiver, Modification; Amendment. This Agreement may only be modified or amended if the Company and the Holders of not less than two-thirds of all unissued Warrant Securities agree in writing to such modification or amendment. Each and every waiver of and consent to any departure from any term or provision hereof (except as otherwise provided herein) shall be in writing and signed by the Holders of not less than two-thirds of all unissued Warrant Securities. Notwithstanding the foregoing, no modification, amendment or waiver of any term or provision hereof with respect to the Exercise Price, the Exercise Quantity, any terms of Article V hereof, any of the terms of this Section 8.12 or which purports, or has the effect of, shortening the term of any Warrant or limiting the right or ability of a Holder thereof to exercise a Warrant shall be enforceable against a Holder unless such Holder specifically approves, in writing, such modifications, amendment or modification.

         VIII.13 Entire Agreement. This Agreement and the Warrants contain the entire agreement of the parties and supersede all other representations, warranties, agreements and understandings, oral and otherwise, among the parties hereto with respect to the Warrants, except as otherwise provided herein.

         VIII.14 No Inconsistent Agreement or Rights. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement.

         VIII.15 Governing Law: Consent to Jurisdiction: Waiver Trial. THIS AGREEMENT, THE WARRANTS AND THE WARRANT SECURITIES AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEVADA AND AGREES AND CONSENTS THAT SERVICES OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER NEVADA OR FEDERAL LAW. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AND ICCMIC AND ICLLC EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE WARRANTS, THE WARRANT SECURITIES OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed as of the day and year first above written.



                                  THE COMPANY:

                                  ON STAGE ENTERTAINMENT, INC.


                                  By: _______________________________
                                  Name:
                                  Title:


                                  IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT
                                    CORP.


                                  By: _______________________________
                                  Name:
                                  Title:


                                  IMPERIAL CAPITAL GROUP, LLC


                                  By: _______________________________
                                  Name:
                                  Title:

                                    EXHIBIT A

                                       to

                                Warrant Agreement

                                 Form of Warrant

                         Exhibit A to Warrant Agreement


THE WARRANT SECURITIES TO BE RECEIVED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE WARRANT SECURITIES MAY NOT BE OFFERED SOLD,
PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATE AND QUALIFICATION IN EFFECT WITH RESPECT TO THE WARRANT SECURITIES UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH QUALIFICATION AND REGISTRATION.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT AGREEMENT, DATED AS OF MARCH 13,1998, BETWEEN ON STAGE ENTERTAINMENT, INC., IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP. AND IMPERIAL CAPITAL GROUP, LLC (AS THE SAME MAY BE SUPPLEMENTED, MODIFIED, AMENDED, EXTENDED OR RESTATED FROM TIME TO TIME (THE "WARRANT AGREEMENT")). AMONG OTHER THINGS, THE WARRANT AGREEMENT CONTAINS PROVISIONS FOR RESTRICTIONS ON TRANSFER AND FOR REGISTRATION RIGHTS. COPIES OF THE WARRANT AGREEMENT ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

                          COMMON STOCK PURCHASE WARRANT

                                  MARCH 13,1998

Capitalized terms used and not otherwise defined in this Warrant shall have the meanings respectively assigned to them in the Warrant Agreement referred to in the legend below.

ON STAGE ENTERTAINMENT, INC., a Nevada corporation (the "Company"), having its executive offices at 4625 W. Nevso Drive, Las Vegas, Nevada 89103, does hereby certify and agree that, for good and valuable consideration (the existence, sufficiency and receipt of which are hereby acknowledged by the Company), [Name of Holder], a ________________________, its successor, and assigns ("Holder"), hereby is entitled to purchase from the Company, during the term set forth in
Section I hereof, up to an aggregate amount of _______ shares, as adjusted from time to time pursuant to the terms of this Warrant and the Warrant Agreement (the "Exercise Quantity"), of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company
(the "Common Stock"), all upon the terms and provisions and subject to adjustment of such Exercise Quantity as provided in the Warrant Agreement and this Common Stock Purchase W t (the "Warrant"). The exercise price per share of Common Stock for which this Warrant is exercisable shall be FOUR DOLLARS AND FORTY FOUR CENTS ($4.44), as adjusted from time to time pursuant to the terms of this Warrant and the Warrant Agreement (the "Exercise Price").

         1 Term of the Warrant. The term of this Warrant commences as of the date hereof, and shall expire at 5:00 P.M., Pacific time, on March 13, 2003.

         2        Exercise of Warrant.

                  (a) This Warrant may be exercised by the Holder of this Warrant at any time during the term hereof, in whole or in part, from time to time (but not for fractional shares, unless this Warrant is exercised in whole), by presentation and surrender of this Warrant to the Company, together with the annexed Exercise Form duly completed and executed and payment in the aggregate amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased. At the option of Holder, payment of the Exercise Price may be made either by (i) certified check payable to the order of the Company, or (ii) surrender of certificates then held representing, or deduction from the number of shares issuable upon exercise of this Warrant of that number of shares which has an aggregate Fair Value determined in accordance with the Warrant Agreement on the date of exercise equal to the aggregate Exercise Price for all shares to be purchased pursuant to this Warrant or (iii) by any combination of the foregoing methods. Upon the Company's receipt of this Warrant, the completed and signed Exercise Form and the requisite payment, the Company shall promptly issue and deliver (or promptly cause to be delivered) to the exercising Holder stock certificates representing the number of shares of Common Stock purchased. In the event, of a partial exercise of this Warrant, the Company shall promptly issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant shall entitle the Holder to purchase the balance of the Exercise Quantity not purchased in that partial exercise and shall otherwise be upon the same terms and provisions as this Warrant.

                  (b) In the event the Holder of this Warrant desires that any or all of the stock certificates to be issued upon the exercise hereof be registered in a name or names other than that of the Holder of this Warrant, the Holder must (i) so request in writing at the time of exercise if the transfer is not a registered transfer, (ii) provide to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, and (iii) pay to the Company funds sufficient to pay all stock transfer taxes (if any) payable in connection with the transfer and delivery of such stock certificates.

                  (c) Upon the due exercise by the Holder of this Warrant, whether n whole or in part, the Holder (or any other person to whom a stock certificate is to be so issued) shall be deemed for all purposes to have become the Holder of record of the shares of Common Stock for which this Warrant has been so exercised, effective immediately prior to the close of business on the date this Warrant, the completed and signed Exercise Form and the requisite payment were duly delivered to the Company, irrespective of the date of actual delivery of certificates representing such shares of Common Stock so issued.

         3        Surrender of Warrant; Expenses.

                  (a) Whether in connection with the exercise, registration of transfer or replacement of this Warrant, surrender of this Warrant shall be made to the Company during normal business hours on a business day (unless the Company otherwise permits) at the executive offices of the Company located at On Stage Entertainment, Inc., 4625 W. Nevso, Las Vegas, Nevada 89103, Fax:
702-257-2367, Attention: President, or to such other office or duly authorized representative of the Company as from time to time may be designated by the Company by written notice given to the Holder of this Warrant.

                  (b) The Company  shall pay all costs and expenses  incurred in
connection   with  the  exercise  of  this  Warrant,   including  the  costs  of
preparation, execution and delivery of Warrants and stock certificates.

         4        Warrant Register; Exchange; Transfer; Loss.

                  (a) The Company at all times shall maintain at its executive offices an open register for all Warrants, in which the Company shall record the name and address of each Person to whom a Warrant has been issued or transferred, the number of shares of Common Stock or other securities purchasable hereunder and the corresponding purchase prices.

                  (b) This Warrant may be exchanged for two or more warrants entitling the identical Holder hereof to purchase the same aggregate Exercise Quantity at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant. The identical Holder may request such an exchange by surrender of this Warrant to the Company, together with a written exchange request specifying the desired number of warrants and allocation of the Exercise Quantity purchasable under the existing Warrant.

                  (c) This Warrant may be transferred only in accordance with the provisions of Article VII of the Warrant Agreement, in whole or in part, by the Holder or any duly authorized representative of such Holder. A transfer may be registered with the Company by submission to it of this Warrant, together with the annexed Assignment Form duly completed and executed, and if the transfer is not a registered transfer, an opinion of counsel reasonably satisfactory to the Company. Within five (5) business days after the Company's receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new Warrant representing the portion of the Exercise Quantity transferred at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new Holder's name.

                  (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and (a) in the case of loss, theft or destruction, upon receipt by the Company of indemnity reasonable satisfactory to it (provided that, if the owner of the same is a commercial bank or an institutional lender or investor, its own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its expense, will execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) this Warrant.

                  (e) The Company will not close its books against the transfer of this Warrant or any of the Warrant Securities in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal or less than the Exercise Price then in effect.

         5 Rights and Obligations of the Company and the Holder. The Company and the Holder of this Warrant are entitled to the rights and are bound by the obligations set forth in the Warrant Agreement, all of which rights and obligations are hereby incorporated by reference herein. This Warrant shall not entitle its Holder to any rights of a shareholder in the Company (other than as provided in the Warrant Agreement and Section 2(c) of this Warrant).

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and its corporate seal, if any, to be impressed hereupon and attested to by its Secretary or Assistant Secretary.


                                        ON STAGE ENTERTAINMENT, INC.
                                        a Nevada corporation


                                        By: _______________________________
                                        Name:
                                        Title:



Attest:


---------------------------
Name:
Secretary or Assistant Secretary

                                  EXERCISE FORM


         The undersigned hereby irrevocably elects to exercise, pursuant to the terms of the Warrant Agreement, the Warrant represented by this Warrant Certificate to the extent of purchasing shares of Common Stock of ON STAGE ENTERTAINMENT, INC., and encloses herewith payment of the aggregate Exercise Price for all shares so purchased.



Name:


Address:





Signature:

Dated:


Notice: The signature on this Exercise Form must correspond with the name as it appears upon the face of this Warrant Certificate in every particular way, without alteration or enlargement or any change whatever.

                                 ASSIGNMENT FORM


     FOR VALUE RECEIVED, hereby sells, assigns and transfers, in accordance with the Warrant Agreement, unto



                               (Please type name or print name in block letters)






                                                     (Address of transferee)


the right to purchase shares of Common Stock of ON STAGE ENTERTAINMENT, INC. Represented by this Warrant Certificate to the extent of _______ shares of
Common Stock of ON STAGE ENTERTAINMENT, INC. as to which such right is exercisable and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


------------------------------
Signature

Dated: _________________, ______



Notice: The signature on this Assignment Form must correspond with the name as it appears upon the face of this Warrant Certificate in every particular way, without alteration or enlargement or any change whatever.